Exhibit 3.1

FIFTH CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
APPLIED DNA SCIENCES, INC.

Applied DNA Sciences, Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY THAT:

FIRST: The first paragraph of Article IV of the Certificate of Incorporation, as amended (the “Certificate of Incorporation”), of the Corporation is hereby amended and replaced in its entirety to read as follows:

“This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of stock which the Corporation shall have the authority to issue is 210,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 200,000,000, with a par value of $0.001 per share. Each share of Common Stock shall entitle the holder thereof to one (1) vote on each matter submitted to a vote of any meeting of stockholders. The total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, with a par value of $0.001 per share.”

SECOND: This Certificate of Amendment shall become effective on Thursday, September 17, 2020, at 12:01 a.m.

THIRD: That pursuant to resolution of the Board of Directors, the proposed amendment was submitted to the stockholders of the Corporation for consideration at the annual meeting of stockholders held on September 16, 2020 and was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Fifth Certificate of Amendment of Certificate of Incorporation to be signed by its Chairman, President and Chief Executive Officer as of Wednesday, September 16, 2020.

APPLIED DNA SCIENCES, INC.

By:	/s/ James A. Hayward
Name: James A. Hayward
Title: Chairman, President and Chief Executive Officer

[Signature Page to Certificate of Amendment]